UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HEALTH FITNESS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation or organization)	41-1580506 (I.R.S. Employer Identification No.)
1650 W. 82nd Street, Suite 1100
Bloomington, Minnesota 55431
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered

Common Stock, $0.01 par value	NYSE Alternext US LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: None (if applicable)
Securities registered pursuant to Section 12(g) of the Act:
None
( Title of Class )

INFORMATION REQUIRED IN
REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Information with respect to the Common Stock, par value $0.01 per share, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the registrant’s prospectus included in Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-131045) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on March 7, 2006.
Item 2. Exhibits.
     Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the American Stock Exchange and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
October 21, 2008

HEALTH FITNESS CORPORATION
By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer